Exhibit 99.1

                 Linens 'n Things Announces Agreement
                    for $28 Per Share Cash Merger

    CLIFTON, N.J.--(BUSINESS WIRE)--Nov. 8, 2005--Linens 'n Things, Inc. (NYSE: LIN) announced today that it has entered into a definitive agreement to be acquired by a company newly formed and controlled by Apollo Management, L.P. on behalf of itself and its managed funds, together with certain co-investors, including NRDC Real Estate Advisors I, LLC. Under the terms of the agreement, Linens 'n Things' stockholders are to receive $28.00 per share in cash.
    The total consideration to be paid to Linens 'n Things stockholders is approximately $1.3 billion. Apollo has received a commitment from Bear, Stearns & Co. Inc. and UBS Securities LLC to provide the debt financing for the transaction.
    Norman Axelrod, Chairman and Chief Executive Officer of Linens 'n Things, stated, "This transaction with Apollo achieves the completion of our strategic review process. Apollo is investing in our concept, our company and our future, which will lead to additional new opportunities for all our associates and our business partners."
    Peter Copses, a senior partner of Apollo, said, "We are extremely excited about the prospect of acquiring one of the nation's leading home goods retailers. We look forward to partnering with the management team to continue to build a world class retailer focused on its customers, vendors and employees. Apollo has had tremendous success investing in retail businesses in the past and we expect Linens 'n Things to prosper going forward as well."
    Linens 'n Things Board of Directors unanimously approved the merger transaction. Credit Suisse First Boston LLC and Lehman Brothers Inc. have acted as the Company's financial advisors. Pitney Hardin LLP is acting as Linens 'n Things legal counsel. Morgan Lewis & Bockius LLP is acting as Apollo's legal counsel.
    The parties currently anticipate consummating the merger in the first or early second quarter of 2006. Upon the closing of the merger, shares of Linens 'n Things common stock would no longer be listed on the NYSE. The consummation of the merger is subject to customary closing conditions including the approval of Linens 'n Things stockholders, the funding of the contemplated debt financing, the expiration of antitrust waiting periods, and no material adverse change in the Company's business.
    The debt financing for the transaction is subject to various conditions, including Linens 'n Things achieving EBITDA of not less than $140 million for the full 2005 fiscal year and comparable net sales of not less than negative 6% for the 2005 fourth quarter, as well as other customary conditions for a leveraged acquisition financing. There are many variables which can be expected to impact satisfaction of these financial and other conditions to the debt financing and the Company cannot predict these results with certainty or provide assurance that these conditions will be achieved.
    Linens 'n Things, with 2004 sales of $2.7 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of September 30, 2005 Linens was operating 516 stores in 45 states and five provinces across the United States and Canada. More information about Linens 'n Things can be found online at www.lnt.com.
    Apollo is among the most active and successful private investment firms in the United States. Since its inception in 1990, Apollo has managed the investment of more than $12 billion in a wide variety of industries, both domestically and internationally. During its history, Apollo has made several investments in retail-oriented businesses, including General Nutrition Centers, Inc., Rent-A-Center, Inc., Ralphs Grocery Company, Dominick's Supermarkets and Zale Corporation, among others.
    NRDC Real Estate Advisors I, LLC is a partnership between the principals of National Realty & Development Corp. and principals of Apollo Real Estate Advisors. National Realty & Development Corp. are the owners and developers of over 14 million square feet of shopping centers throughout the United States.
    The debt financing commitment defines EBITDA as net earnings before interest, taxes, depreciation and amortization, with other specified adjustments. Linens 'n Things' EBITDA prior to those adjustments for the first thirty-nine weeks of 2005, was approximately $54.5 million on an unaudited basis. Comparable store sales for fiscal October 2005 were approximately negative 8.4%. Linens 'n Things does not undertake or plan to update its 2005 fourth quarter results or expectations until after its 2005 fiscal year is completed. The Company is currently scheduled to release its 2005 fourth quarter and full year sales, comparable net sales, EBITDA and earnings in early February 2006.

    Important Information

    In connection with the transaction, Linens 'n Things intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF LINENS 'N THINGS COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Linens 'n Things with the SEC) at the SEC's website, www.sec.gov, and Linens 'n Things stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Linens 'n Things. Such documents are not currently available.

    Participant Information

    Linens 'n Things and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Linens 'n Things' 2005 annual meeting of stockholders filed with the SEC on April 8, 2005 and the Form 4s filed by Linens 'n Things directors and executive officers since April 8, 2005. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

    Forward-Looking Information

    The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The forward-looking information may be identified by such forward-looking terminology as "anticipate," "believe," "may" and similar terms or variations of such terms. Our forward looking statements, including those relating to consummation of the merger and satisfaction of the minimum financial conditions to the debt financing and other conditions to the merger, are based on our current expectations, assumptions, estimates and projections about our Company and involve significant risks and uncertainties, including: the Company's negative selling trends in fiscal 2005 and whether sales will sufficiently improve to achieve the financial conditions; the Company's ability to regain prior levels of guest traffic in its stores; a highly promotional retail environment and aggressive pricing from other retailers; the success of the holiday selling season, which traditionally begins in mid-November and historically accounts for a disproportionate share of 4Q sales and earnings; timing and size of changes in merchandise sales mix during 4Q toward housewares, gift-giving and other hard goods merchandise, which have had stronger sales trends than soft goods; the timing and amount of merchandise markdowns in the fourth quarter and impact on 4Q gross margin; the impact on discretionary consumer spending of substantially higher gasoline and energy costs and higher interest rates; inventory makeup and in-stock positions in customer preferred merchandise; timing and amount of vendor allowances to be received by the Company; vendor support of promotional events and of merchandise markdowns; the success of new business concepts, seasonal merchandise and new brands, including the Nate Berkus collection; the performance of new stores; impact of marketing changes and marketing timing; appropriate opening price points and other matters affecting value perception for the Company's merchandise; adverse weather conditions including the impact which severe or unusual weather may have on guest traffic or store closings; increase in fourth quarter expenses in anticipation of planned increased sales, which may or may not be achieved; the impact of fluctuations in Canadian exchange rates for the Company's Canadian stores; rising healthcare benefit costs; size and amount of year-end inventory shrink expense or any other variations between actual amounts and estimated amounts for the Company's critical accounting estimates or other significant accounting estimates; and the Company's difficulty in forecasting its future sales, earnings and other financial results and the difference between forecasted results and actual results for prior fiscal periods.
    If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the merger may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation to and does not plan to update any such forward-looking statements.

    Non-GAAP Information

    EBITDA is used in this release because it is relevant to investors' understanding of one of the financial conditions to the debt financing as described in the debt commitment letters referred to above. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance of a business enterprise. EBITDA as referred to in this release is further subject to certain adjustments specific to the debt financing commitment letters. The Company will file those letters with the merger agreement on a Current Report on Form 8-K. EBITDA should not be considered by itself or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.



    CONTACT: Linens 'n Things, Inc.
             William T. Giles, 973-815-2929